[LETTERHEAD] Williams & Webster, P.S.


                         CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Luna Medical Technologies, Inc.
Vancouver, BC CANADA


We consent to the use of our audit report dated July 12, 2000, on the financial statements of Luna Medical Technologies, Inc. as of March 31, 2000, for the filing with and attachment to the Form 10-K for the year ending March 31, 2000.

/s/ Williams & Webster
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


July 13, 2000